UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________________

FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 10, 2017
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the annual meeting of stockholders (“Annual Meeting”) of DXC Technology Company (“DXC”), DXC’s stockholders approved the material terms of the performance goals under which compensation may be paid under the DXC Technology Company 2017 Omnibus Incentive Plan (the “Incentive Plan”), which was established in March 2017 prior to DXC’s separation from Hewlett Packard Enterprise Company (“HPE”) and was approved at the time by HPE. The material terms include:

•	the employees eligible to receive compensation;

•	a description of the business criteria on which the performance goals are based; and

•	the maximum amount of compensation that could be paid to any employee.

For further description of the Incentive Plan, please see “Proposal 5: Approval of the material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan” in DXC’s definitive proxy statement and related materials pertaining to the meeting (the “Proxy Statement”). The foregoing descriptions of the Incentive Plan are not complete and are qualified in their entirety by reference to the full text of the Incentive Plan, which was filed as Appendix B to the Proxy Statement and is incorporated by reference herein in its entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of DXC was held on August 10, 2017. DXC previously filed with the Securities and Exchange Commission a Proxy Statement, which describes in detail each of the five proposals submitted to stockholders at the Annual Meeting. No item other than the five items addressed below and described in the Proxy Statement was submitted at the Annual Meeting for stockholder action.
The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the Proxy Statement, are as follows:
1. Proposal to elect the Board’s ten nominees to the DXC board of directors:

DIRECTORS	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Mukesh Aghi	221,931,240	5,682,874	631,150	27,001,222
Amy E. Alving	224,870,310	2,820,140	554,814	27,001,222
David L. Herzog	226,489,667	1,143,437	612,160	27,001,222
Sachin Lawande	224,828,306	2,804,280	612,678	27,001,222
J. Michael Lawrie	221,164,406	6,257,417	823,441	27,001,222
Julio A. Portalatin	225,041,150	2,628,734	575,380	27,001,222
Peter Rutland	226,590,683	1,025,440	629,141	27,001,222
Manoj P. Singh	223,281,196	4,350,801	613,267	27,001,222
Margaret C. Whitman	181,930,815	45,794,062	520,387	27,001,222
Robert F. Woods	226,635,822	996,134	613,308	27,001,222
Each of the nominees for director were elected to serve a one-year term, having received “FOR” votes from a majority of the shares of DXC common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2018:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
250,355,757	4,338,924	551,805	—

The proposal was approved, having received “FOR” votes from a majority of the shares of DXC common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

3. Proposal to approve, on an advisory basis, the executive compensation of DXC’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
131,131,756	96,317,304	796,204	27,001,222
The proposal was approved, having received “FOR” votes from a majority of the shares of DXC common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

4. Proposal to approve, on an advisory basis, the frequency of future advisory votes on executive compensation of DXC’s named executive officers:

VOTES FOR 1 YEAR	VOTES FOR 2 YEARS	VOTES FOR 3 YEARS	ABSTAIN	BROKER NON-VOTES
221,862,732	505,535	5,311,442	565,555	27,001,222
A frequency of every one year was approved, having received more “FOR” votes than any other frequency option. In light of the vote, DXC has decided, consistent with the Board’s recommendation and the recommendation of the stockholders, to submit a resolution on the compensation of the executive officers to stockholders for an advisory vote every year.

5. Proposal to approve the material terms of the performance goals under the DXC Technology Company 2017 Omnibus Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
162,149,513	65,364,127	731,624	27,001,222
The proposal was approved, having received “FOR” votes from a majority of the shares of DXC common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Item 8.01 Other Events.
On August 10, 2017, DXC issued a press release announcing the results of the voting at the Annual Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Press Release dated August 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	August 14, 2017	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 10, 2017